                   SIXTEENTH AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This  SIXTEENTH  AMENDMENT  TO AMENDED AND  RESTATED  CREDIT  AGREEMENT
("Amendment") is dated as of July 13, 2001, and is entered into by and among UNIONTOOLS, INC., a Delaware corporation ("BORROWER"), ACORN PRODUCTS, INC., a Delaware corporation ("HOLDINGS"), HAWTHORNE TOOLS, INC., f/k/a H.B. Sherman Manufacturing Company, a Missouri corporation ("H.B. SHERMAN"), PINETREE TOOLS, INC., f/k/a Uniontools Irrigation, Inc., a Delaware corporation formerly known as UnionTools Watering Products, Inc. ("IRRIGATION" and together with Borrower, Holdings and H.B. Sherman collectively, the "LOAN PARTIES"), HELLER FINANCIAL, INC., in its capacity as Agent for the Lenders party to the Credit Agreement described below ("AGENT"), and the Lenders which are signatories hereto.

         WHEREAS, Borrower, Agent and Lenders have entered into an Amended and Restated Credit Agreement dated as of May 20, 1997, as amended by that certain Amendment No. 1 to Credit Agreement dated November 24, 1997, Second Amendment to Credit Agreement dated as of May 22, 1998, Third Amendment to Amended and Restated Credit Agreement dated as of October 29, 1998, Fourth Amendment to Amended and Restated Credit Agreement dated as of February 26, 1999, Fifth Amendment to Amended and Restated Credit Agreement dated as of June 10, 1999, Sixth Amendment to Amended and Restated Credit Agreement dated as of October 28, 1999 (the "SIXTH AMENDMENT"), Consent and Seventh Amendment to Amended and Restated Credit Agreement dated as of March 13, 2000, Eighth Amendment to Amended and Restated Credit Agreement dated as of April 30, 2001, Ninth Amendment to Amended and Restated Credit Agreement dated as of May 7, 2001, Tenth Amendment to Amended and Restated Credit Agreement ("TENTH AMENDMENT") dated as of May 14, 2001, Eleventh Amendment to Amended and Restated Credit Agreement dated as of May 21, 2001, Twelfth Amendment to Amended and Restated Credit Agreement dated as of June 4, 2001, Thirteenth Amendment to Amended and Restated Credit Agreement dated as of June 15, 2001, Fourteenth Amendment to Amended and Restated Credit Agreement dated as of June 26, 2001, and Fifteenth Amendment to Amended and Restated Credit Agreement dated as of July 6, 2001 (as so amended and from time to time hereafter amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower has, in the past, performed below projected financial targets or breached certain financial performance covenants, and has, as a result, requested, and Agent and Lenders have agreed, to make certain of the amendments indicated above; and

         WHEREAS, the Borrower has requested and Lenders have agreed to make certain additional modifications to the Credit Agreement as hereinafter set forth, subject to the conditions and terms contained herein.

         NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, the Recitals set forth above (which are incorporated herein by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

         2. AMENDMENTS. Subject to the conditions set forth below, the Credit Agreement is amended as follows:

         A. Subsection 1.1(A)(1) is amended by deleting the first sentence of such subsection in its entirety and inserting the following sentence in lieu thereof:

                  "Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, each Lender agrees, severally and not jointly, to lend to Borrower from the Closing Date to the Expiry Date its Pro Rata Share of the loans requested by Borrower to be made by Lenders under this subsection 1.1(A), up to an aggregate maximum for all Lenders of (i) during the period from January 1 through and including July 30 of each year, $35,000,000, (ii) during the period from July 31 through and including October 31 of each year, $25,000,000, and (iii) during the period from November 1 through and including December 31 of each year, $30,000,000 (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment").

         B. Subsection 1.1(C) is amended by deleting the following text from such section:

                  "On the dates indicated below, Borrower shall repay the Acquisition Loans through periodic installments in the amounts equal to the applicable percentage of the Acquisition Loans outstanding as of the Amendment No. 6 Date ("Scheduled Acquisition Loan Installments").

                          DATE                                   PERCENTAGE
                          ----                                   ----------
                  September 30, 2000                                2.083%
                  December 31, 2000                                 2.083%
                  March 31, 2001                                    2.083%
                  April 30, 2001                                   93.751%

                  On April 30, 2001, the entire remaining principal balance of the Acquisition Loans, together with all accrued but unpaid interest thereon, shall be due and payable in full."

         and inserting the following in lieu thereof:

                  "The Loan Parties acknowledge and agree that as of July 13, 2001 the principal amount of outstanding Acquisition Loans is $15,008,867. On the dates indicated below, Borrower shall repay the aggregate amounts set forth opposite such dates ("Scheduled Loan Installments") for application to the Acquisition Loans and Revolving Loans pro rata based on the then existing outstanding balance of the Acquisition Loans and the then existing Revolving Loan Commitment, for the benefit of all Lenders on an Adjusted Pro Rata Share basis and in permanent reduction of the Revolving Loan Commitment:

                        DATE                               AMOUNT
                        ----                               ------
                  July 31, 2001                           $350,000
                  September 30, 2001                      $350,000
                  December 31, 2001                       $350,000
                  March 31, 2002                          $350,000
                  April 30, 2002          Entire  remaining  principal  balance
                                          of the  Acquisition  Loans,  together
                                          with all accrued but unpaid  interest
                                          thereon,  and all other  Obligations,
                                          shall be due and payable in full."


         C. Subsection 1.2 is amended by deleting the definition of "Base Rate Margin" and inserting the following in lieu thereof:

                  "Base Rate Margin' means three percent (3%)."

         D. Subsection 1.2 is amended by deleting the definition of "LIBOR" and inserting the following in lieu thereof:

                  "`LIBOR' means, for each Interest Period, a rate per annum equal to:

                  (a) the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Loan in the London interbank market which is published by the British Bankers' Association, and that currently appears on Telerate Page 3750, or any other source available to Agent, as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of the relevant Interest Period for a term comparable to such Interest Period; or if, for any reason, such a rate is not published by the British Bankers' Association on Telerate or any other source available to Agent, the rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; DIVIDED BY

                  (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%)."

         E. Subsection 1.2 is hereby further amended by deleting the first sentence of the paragraph beginning with the words "Each LIBOR Loan may be obtained" and containing the definition of "Interest Period", and substituting the following new sentence therefor: "Each LIBOR Loan may be obtained for periods no longer than one (1) month each (each an "Interest Period").". Accordingly, all references to and provisions allowing for or contemplating Interest Periods other than of a one month duration shall be deemed modified hereby to reference, provide for or contemplate only one month Interest Periods.

         F. Subsection 1.2 is further amended by deleting the definition of "LIBOR Margin" and inserting the following in lieu thereof:

                  "`LIBOR Margin' means four percent (4%)."

         G. Subsection 1.2 is further amended by deleting from such section the following paragraphs and the Pricing Table appearing immediately after the definition of "LIBOR Margin" in their entirety:

                  "For the purposes of this subsection 1.2(A), "Adjusted Total Indebtedness to Operating Cash Flow Ratio" means, for any Calculation Period, the ratio of (i) the sum of (a) the average daily principal balance of the Revolving Loans during the twelve (12) month period ending on the last day of the month for which the Compliance Certificate most recently delivered  pursuant to subsection  4.10(C) was prepared,  PLUS
                  (b) the aggregate outstanding principal balance of the Acquisition Loans, the Lender Letters of Credit and Risk Participation Agreements as of the last day of such month PLUS
                  (c) all other Indebtedness for borrowed money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of such month, to (ii) Operating Cash Flow (calculated as illustrated on Exhibit 4.10(C)) for the twelve (12) month period ending on the last day of such month.

                                  PRICING TABLE
                                  -------------

          ===================================== ================================ ==============================
          Adjusted Total Indebtedness to        Base Rate Margin on and after    LIBOR Margin on and after
          Operating Cash Flow Ratio             Amendment No. 6 Date             Amendment No. 6 Date
          ------------------------------------- -------------------------------- ------------------------------
          Greater than 3.75:1                                1.50%                           3.50%
          ------------------------------------- -------------------------------- ------------------------------
          Equal to or greater than 3.00:1 but
          equal to or less than 3.75:1                       1.50%                           3.50%
          ------------------------------------- -------------------------------- ------------------------------
          Less than 3:00:1                                   1.50%                           3.50%
          ===================================== ================================ ==============================


                  With respect to clause (i)(c) of the definition of "Adjusted Total Indebtedness to Operating Cash Flow Ratio", Adjusted
                  Total Indebtedness shall include all other Indebtedness for borrowed money of Holdings and its Subsidiaries on a consolidated basis.

                           If  Borrower  shall  fail  to  deliver  a  Compliance
                  Certificate by the date required pursuant to subsection 4.10(C), effective as of the first Business Day of the immediately succeeding calendar month and continuing through the day preceding the next succeeding Adjustment Date, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest Base Rate Margin and the highest LIBOR Margin specified in the pricing table set forth above."

         H. Interest shall henceforth be due and payable monthly in arrears. Accordingly, subsection 1.2(C) of the Credit Agreement is amended by deleting the word "quarter" and substituting the word "month" therefor in the fourth sentence of such subsection.

         I. Subsection 1.5(C) is amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

                  "(C) PREPAYMENTS FROM ASSET DISPOSITIONS. Borrower shall immediately use the proceeds from sales of inventory, other than in the ordinary course of business, and any payments received with respect to accounts receivable to immediately repay Revolving Loans by the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds. To the extent not required to repay Revolving Loans as provided above, or to the extent any Net Proceeds remain after giving effect to any such required payment of Revolving Loans as provided above, Borrower shall prepay the Acquisition Loan and the outstanding principal balance of the Revolving Loans in an aggregate amount equal to such remaining Net Proceeds on an Adjusted Pro Rata basis. Any Net

                  Proceeds remaining after application as set forth above shall be applied as provided in subsection 1.5(E)."

         J. Subsection 1.5(E) is amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

                  "(E) APPLICATION OF PROCEEDS. With respect to the mandatory prepayments described in subsections 1.5(B), 1.5(C) and 1.5(D) (but only as relates to Net Proceeds and otherwise after giving effect to the provisions of subsection 1.5(C)), such prepayments shall first be applied against the full amount of any and all remaining Scheduled Loan Installments in their inverse order of maturity on an Adjusted Pro Rata basis and otherwise in accordance with the provisions of subsection 1.1(C); PROVIDED that with respect to all such prepayments, at any time after the Acquisition Loans shall have been repaid in full, such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans. All repayments of outstanding Revolving Loans made pursuant to subsections 1.5(B), 1.5(C) and 1.5(D) shall be in permanent reduction of the Revolving Loan Commitment (together with Scheduled Loan Installments, ("Permanent Reductions")."

         K. Section 3.16 of the Credit Agreement is hereby deleted in its entirety and the following new Section 3.16 is substituted in lieu thereof:

                  "3.16. Except as expressly permitted or contemplated under the Sixteenth Amendment, Borrower shall not make any expenditures or use the proceeds of any Revolving Loan for any purpose other than those incurred in the ordinary course of its business, those otherwise directly related to its current or future business operations or as set forth in the then current Cash Flow Forecast."

         L. The following new Section 3.17 is hereby added to the Credit Agreement immediately following Section 3.16:

                  "3.17 RELOCATION OF DISTRIBUTION CENTER. Borrower will not use any Revolving Loan proceeds for any purpose relating to any relocation of its Columbus, Ohio distribution center without the prior written consent of Lenders. Nothing herein shall be construed as constituting consent to any such relocation."

         M. Section 4.1 is hereby deleted in its entirety and the following is hereby substituted therefore:

                  "4.1 CAPITAL EXPENDITURE LIMITS. Borrower shall not permit the aggregate amount of all Capital Expenditures of Holdings and its Subsidiaries on a consolidated basis to exceed (i) $1,500,000 in the Borrower's fiscal year ending December 31, 2001, and (ii) $500,000 from January 1, 2002 to the Expiry Date (the "Capex Limit"). "Capital Expenditures" will be calculated as illustrated on Exhibit 4.10(C)."

         N. Section 4.3 is hereby deleted in its entirety and the following is hereby substituted therefore:

                  "4.3 EBIDAT. Borrower shall not permit EBIDAT of Holdings and its Subsidiaries on a consolidated basis for the period ending on the last day of the dates set forth below to be less than the amount set forth opposite such date under the column headed "Required" (TTM shall mean Trailing Twelve Months):

------------------------------ ------------- ------------- -------------------
            Date                 Projected     Required      Cure Threshold
------------------------------ ------------- ------------- -------------------
1/1/01 thru MAY 31, 2001         $6,533,000    $5,716,000      $5,553,000
1/1/01 thru JUNE 30, 2001        $6,990,000    $6,116,000      $5,942,000
1/1/01 thru JULY 31, 2001        $7,293,000    $6,381,000      $6,199,000
1/1/01 thru AUGUST 31, 2001      $7,586,000    $6,638,000      $6,448,000
1/1/01 thru SEPTEMBER 30, 2001   $7,736,000    $6,769,000      $6,576,000
1/1/01 thru OCTOBER 31, 2001     $7,954,000    $6,960,000      $6,761,000
1/1/01 thru NOVEMBER 30, 2001    $8,129,000    $7,113,000      $6,910,000
1/1/01 thru DECEMBER 31, 2001    $8,000,000    $7,000,000      $6,800,000
TTM  ended JANUARY 31, 2002      $8,139,000    $7,122,000      $6,918,000
TTM  ended FEBRUARY 28, 2002     $8,290,000    $7,254,000      $7,047,000
TTM  ended MARCH 31, 2002        $8,438,000    $7,383,000      $7,172,000
TTM  ended APRIL 30, 2002        $8,584,000    $7,511,000      $7,296,000
------------------------------ ------------- ------------- -------------------


                  "EBIDAT" will be calculated as illustrated on Exhibit 4.10(C). Notwithstanding anything else in subclause 6.1 or elsewhere in the Loan Documents to the contrary, the Borrower shall not be deemed to have breached this covenant, and no Default or Event of Default with respect to this covenant shall be deemed to exist, to the extent that: (1) Borrower's EBIDAT for such measurement period is not less than the amount set forth in the column headed "Cure Threshold" for such period, and (2) within three (3) Business Days of the delivery of financial statements demonstrating that the Borrower has not generated sufficient EBIDAT for the applicable measurement period, Borrower notifies Agent of its intent to cure such deficiency in accordance with the terms hereof and within five (5) Business Days thereafter Borrower actually receives proceeds from a capital contribution by Holdings, the issuance and sale of additional capital stock to Holdings or from the issuance of Subordinated Indebtedness by Borrower (on terms and conditions acceptable to Requisite Lenders), in each case in the form of cash in an amount sufficient to bring Borrower into compliance with this covenant for such measurement period, after giving effect to Borrower's receipt of such funds (the foregoing being referred to herein as the "EBIDAT Cure"). The proceeds of any Subordinated Indebtedness issued by Borrower or any capital contribution or other funds received from Holdings pursuant to this subclause shall thereafter be deemed to be additional EBIDAT of the Borrower generated in the period covered by the financial statements referred to above in the computation of Borrower's EBIDAT under the Compliance Certificate. Notwithstanding the provisions of subclause 1.5(E), the proceeds of such
                  Subordinated Indebtedness or funds received by Holdings pursuant to this subclause shall be applied as payments of the Revolving Loans and/or the Acquisition Loans, as the Borrower may determine in a written notice delivered to Agent prior to such prepayment (and if the Borrower fails to deliver such a notice such prepayments shall be applied first in the order of maturity of the remaining Scheduled Loan Installments and next as payment of the Revolving Loans)."

         O. Section 4.4 is hereby deleted in its entirety and the following is hereby substituted therefore:

                  "4.4 FIXED CHARGE COVERAGE. Borrower shall not permit Fixed Charge Coverage of Borrower and its Subsidiaries on a consolidated basis for the period ending on the last day of any month for the dates set forth below to be less than the amount set forth opposite such date (TTM shall mean Trailing Twelve Months):


                         --------------------------------------------------
                                 Date                            Ratio
                         --------------------------------------------------
                         1/1/01 thru MAY 31, 2001                2.02
                         1/1/01 thru JUNE 30, 2001               1.82
                         1/1/01 thru JULY 31, 2001               1.49
                         1/1/01 thru AUGUST 31, 2001             1.39
                         1/1/01 thru SEPTEMBER 30, 2001          1.19
                         1/1/01 thru OCTOBER 31, 2001            1.11
                         1/1/01 thru NOVEMBER 30, 2001           1.04
                         1/1/01 thru DECEMBER 31, 2001           0.88
                         TTM  ended JANUARY 31, 2002             0.90
                         TTM  ended FEBRUARY 28, 2002            0.92
                         TTM  ended MARCH 31, 2002               0.94
                         TTM  ended APRIL 30, 2002               0.96
                         ---------------------------------------------------


                  "Fixed Charge  Coverage"  will be calculated as illustrated on
                  Exhibit 4.10(C)."

         P. Section 4.5 is hereby deleted in its entirety and the following is hereby substituted therefore:

                  "4.5 TOTAL INTEREST COVERAGE. Borrower shall not permit Total Interest Coverage of Holdings and Subsidiaries on a consolidated basis for the period ending on the last day of any fiscal quarter ending on the dates or during the periods set forth below to be less than the amount set forth for such date or period (TTM shall mean Trailing Twelve Months):

                         -------------------------------------------------------
                                         Date                             Ratio
                         -------------------------------------------------------
                         1/1/01 thru MAY 31, 2001                          2.40
                         1/1/01 thru JUNE 30, 2001                         2.11
                         1/1/01 thru JULY 31, 2001                         1.88
                         1/1/01 thru AUGUST 31, 2001                       1.72
                         1/1/01 thru SEPTEMBER 30, 2001                    1.56
                         1/1/01 thru OCTOBER 31, 2001                      1.44
                         1/1/01 thru NOVEMBER 30, 2001                     1.32
                         1/1/01 thru DECEMBER 31, 2001                     1.16
                         TTM  ended JANUARY 31, 2002                       1.19
                         TTM  ended FEBRUARY 28, 2002                      1.22
                         TTM  ended MARCH 31, 2002                         1.24
                         TTM  ended APRIL 30, 2002                         1.27
                         -------------------------------------------------------


                  "Total Interest Coverage" will be calculated as illustrated on
                  Exhibit 4.10(C)."

         Q. Section 4.6 is hereby deleted in its entirety and the following is hereby substituted therefore:

                  "4.6 TOTAL SENIOR INDEBTEDNESS TO EBIDAT RATIO. Borrower shall not permit the ratio of Total Senior Indebtedness to EBIDAT of Borrower and Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any month for the dates set forth below to be greater than the amount set forth opposite each such date:

                        ---------------------------------------------
                                     Date                   Ratio
                        ---------------------------------------------
                        MAY 31, 2001                        10.27
                        JUNE 30, 2001                        8.81
                        JULY 31, 2001                        7.20
                        AUGUST 31, 2001                      6.73
                        SEPTEMBER 30, 2001                   5.76
                        OCTOBER 31, 2001                     6.18
                        NOVEMBER 30, 2001                    6.24
                        DECEMBER 31, 2001                    6.02
                        JANUARY 31, 2002                     6.15
                        FEBRUARY 28, 2002                    6.47
                        MARCH 31, 2002                       6.73
                        APRIL 30, 2002                       6.67
                        ---------------------------------------------


                  "Total Senior Indebtedness" and "EBIDAT" will be calculated as illustrated on Exhibit 4.10(C)."

         R. Exhibit 4.10(C) is hereby amended in its entirety and Exhibit 4.10(C) attached to this Amendment is hereby substituted therefor.

         S. Subsection 4.10(F) is hereby amended by deleting the period appearing at the end thereof and adding the following thereto:

                  "(each a "Rolling Cash Flow Forecast"). Each Rolling Cash Flow Forecast shall include a comparison of the actual Net Cash Flow to the projected Net Cash Flow for the prior week and shall include a written explanation by management of any negative variances exceeding the greater of 25% or $25,000 from any line item contained in such Rolling Cash Flow Forecast for any such week on a weekly and on a cumulative basis. Each Rolling Cash Flow Forecast shall contain a representation and warranty by Borrower that there is, to Borrower's knowledge, no Default or Event of Default and that Borrower is in compliance with all representations and warranties contained in the Loan Documents, including, without limitation Section 3.16, or if there is a Default or an Event of Default, what action Borrower is taking in respect thereof. Without limiting the foregoing in any manner, Borrower also shall deliver to Agent a 13 week cash flow projection of Borrower and its Subsidiaries on a consolidated basis, for the 13 week period commencing on June 25, 2001 and ending on September 24, 2001 (the "Initial Cash Flow Forecast"). Thereafter, Borrower shall deliver a new 13 week cash flow forecast to Agent (each such forecast, a "Sequential Cash Flow Forecast") for each subsequent 13 week period which commences on the day immediately following the end of the then current cash flow forecast, in each instance at least one week prior to the final day reflected in such current 13 week forecast (e.g. on September 17, 2001 with respect to the forecast following the Initial Cash Flow Forecast). Each such Sequential Cash Flow Forecast shall be certified by an officer of Borrower as being the good faith, best effort projection by Borrower of its cash flow for such period, shall be in substantially the form of the Initial Cash Flow Statement, attached hereto as Exhibit 4.10(F-2), and shall set forth, with appropriate specificity, the projected expenditures, disbursements and the Net Cash Flow of Borrower for each week of each such 13 week period."

         T.       Section 10.1 is amended by

                  (a) deleting the date "July 13, 2001 appearing in the definition of "Expiry Date" and replacing it with the date "April 30, 2002"; and

                  (b)      adding   the   following   defined   terms  in  their
                           appropriate alphabetic order:

                  "'Adjusted Pro Rata Share' means, on the date of determination and with respect to a Lender, the percentage obtained by dividing (i) the amount of such Lender's outstanding principal balance of the Acquisition Loan PLUS such Lender's Pro Rata Share of the Revolving Loan Commitment as of such date, after giving effect to any permanent reductions in the Revolving Loan Commitment previously made from the application of any Net Proceeds in accordance with the terms of this Agreement (other than in connection with the transaction for which the determination is being made), and as such Revolving Loan Commitments otherwise may be reduced or adjusted from time to time in accordance with the terms of this Agreement (as so reduced and adjusted, the "Adjusted Revolving Loan Commitment"), by (ii) the sum of the aggregate outstanding balance of the Acquisition Loan PLUS the aggregate Adjusted Revolving Loan Commitment of all Lenders."

                  "`Cash Flow Forecast' means Borrower's consolidated and consolidating cash flow projections delivered pursuant to subsection 4.10(F) hereof and shall include the Rolling Cash Flow Forecasts, the Initial Cash Flow Forecast and the Sequential Cash Flow Forecasts."

                  "`Net Cash Flow' means  Borrower's  gross receipts for a given
                  period  less  Borrower's  aggregate   disbursements  for  such
                  period, each as reflected in Borrower's Cash Flow Forecast."

         3. ADDITIONAL WARRANTIES AND COVENANTS. Borrower hereby agrees with and represents, warrants and covenants to Agent and Lenders as follows:

         A. RENEWAL OF UNION CONTRACT. Borrower shall, on or before August 31, 2001, renew the union contract with The International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers and Helpers, AFL-CIO Local 1916.

         B. SALE OF CUSTOM INJECTION MOLDING. Borrower shall, on or before September 1, 2001, sell all or substantially all of the assets of its Custom Injection Molding business (collectively, the "CIM ASSETS") for an amount sufficient to repay and reduce the Obligations in accordance with Section 1.5(E) of the Credit Agreement by the greater of $1,750,000 or eighty percent (80.0%) of the Net Proceeds derived from such sale(s). If Borrower is unable to sell the CIM Assets as aforesaid, then Borrower shall, on or before December 1, 2001, sell all CIM Assets which are used or useful in the manufacture of products for any Persons other than Borrower (hereafter, "THIRD PARTY CUSTOMERS") and shall diligently continue in the exercise of its best efforts to sell all remaining CIM Assets, including, without limitation, all equipment, machinery and real property and all improvements located thereon. Notwithstanding the foregoing, Borrower shall continue to comply with its contractual obligations owing to all Third Party Customers, whether by the so-called outsourcing of services or otherwise.

         C. SALE OF BORROWER. Borrower shall engage an investment banker of national repute, reasonably acceptable to Agent and Lenders (the "INVESTMENT BANKER"), to advise and assist Borrower with respect to its operations, its strategic plans and management, enhancing its capital structure, refinancing the Obligations and/or selling all or substantially all of Borrower's business and/or assets. Borrower shall cause such Investment Banker to issue periodic progress reports to Agent and the Lenders as and when requested by Agent and Lenders and will authorize Agent to contact the Investment Banker and discuss any matter within the scope of its engagement. Borrower will at all relevant times diligently pursue the sale of its business and/or assets and will keep the Agent apprised of any meaningful progress in connection therewith. Borrower agrees to participate in conference calls with the Agent and the Lenders (with the participation of the Investment Banker, if requested by Agent) in which the Borrower and the Investment Banker, if requested, provide to Agent status reports on the sale of Borrower as aforesaid. Borrower agrees to promptly implement any recommendations of the Investment Banker which are acceptable to all of the Lenders, pursuant to a timetable reasonably acceptable to Borrower and Requisite Lenders. Without limiting the generality of the foregoing, Borrower shall:

                  (a) On or before June 30, 2001, provide evidence reasonably acceptable to Lenders that Borrower has retained the services of the Investment Banker as aforesaid;

                  (b) On or before August 31, 2001, provide to the Agent a copy of an appropriate offering memorandum prepared by the Investment Banker and Borrower, suitable for the effective marketing of Borrower and/or its business and assets;

                  (c) On or before September 15, 2001, provide evidence reasonably acceptable to Lenders that no less than 20 suitable offering memoranda have been distributed to qualified investors or purchasers (the "MINIMUM MARKETING REQUIREMENT");

                  (d) Beginning on June 15, 2001 and on the 15th day of each month thereafter, provide to Lenders a report summarizing, in reasonable detail, the sales efforts and the progress and results thereof for the preceding month;

                  (e) On or before January 31, 2002, provide Lenders with a certified copy of a letter of intent for the purchase of Borrower which is acceptable to the board of directors of Holdings (a "LETTER OF INTENT"); PROVIDED, however, that if the Net Proceeds from such sale would not be sufficient to satisfy the
                           Obligations in full, in cash, then the Board of Directors of Holdings shall not accept the offer set forth in such Letter of Intent without the prior written consent of all of the Lenders, and PROVIDED further that if Borrower has failed to achieve at least 90% of the "Projected" EBIDAT (as reflected in the table contained in Section 4.1 hereof for the measurement period most recently then ended), then the deadline for delivery of evidence of such Letter of Intent shall be November 30, 2001. Notwithstanding the foregoing to the contrary, so long as Borrower's EBIDAT for such measurement period is not less than the amount set forth in the column headed "Cure Threshold" for such period as set forth in the table contained in Section 4.1 hereof, and Borrower delivers the requisite notice to Agent in a timely manner, as set forth in Section 4.1, then Borrower may effect an EBIDAT Cure with respect to the requirements under this paragraph (e) in order to achieve 90% of the "Projected" EBIDAT and thereby retain the later deadline set forth above; and

                  (f) On or before the date that is 45 days following the receipt by Borrower of an acceptable Letter of Intent and delivery of evidence thereof to Agent in accordance with paragraph (e) above, enter into a definitive, binding purchase and sale agreement for the sale and purchase of Borrower or substantially all of Borrower's assets for an amount and on terms substantially the same as set forth in such Letter of Intent.

                           The sale of Borrower shall close and all transactions
                  incidental thereto as contemplated under such purchase and sale agreement shall be consummated on or before (i) April 30, 2002, so long as a definitive and binding sales contract has been executed and delivered by the parties thereto and all conditions precedent to the closing of the sale have been or, in the reasonable judgement of the Requisite Lenders, will be met in a timely manner, (ii) March 31, 2002, if the circumstances described in clause (i) above have not occurred and so long as Borrower achieves the required level of EBIDAT as described in paragraph (e) above, or (iii) January 31, 2002, in all other instances.

                  D. PAYMENT OF SUCCESS FEE. Borrower hereby agrees that it shall pay Agent, for the ratable benefit of all Lenders, a success fee equal to $3,250,000, $300,000 of which (the "INITIAL INSTALLMENT") shall be due and payable immediately upon execution and delivery of this Amendment and the balance of which, equaling $2,950,000 (the "FEE BALANCE"), shall be fully earned upon execution and delivery of this Amendment and shall be due and payable in cash, in full, upon the earliest to occur of (i) the Expiry Date (as defined as of the date hereof), (ii) the occurrence of an Event of Default, or (iii) the repayment in full of the Obligations (whether by a refinancing thereof or otherwise). Notwithstanding the foregoing to the contrary, (A) Borrower shall receive a credit against its obligation to pay the Initial Installment for each dollar of the Extension Fee paid to and received by Agent pursuant to the terms of the Tenth Amendment, and (B) the Fee Balance shall be reduced to (i) $2,450,000 upon satisfaction of the Minimum Marketing Requirement, (ii) $2,200,000 upon receipt of an acceptable Letter of Intent as described in Section (C)(e) above, and (iii) $1,700,000 upon repayment of the Obligations in full on or before April 30, 2002. The Fee Balance shall accrue interest, calculated on a basis of 360 days for the actual days elapsed, from and after the date hereof until paid in full, at a rate equal to ten percent (10%) per annum. Any accrued interest shall be payable on the date any principal portion of such fee is payable. Notwithstanding anything contained in the Loan Documents or the Subordinated Participation Agreement to the contrary, the success fee contemplated by this paragraph D shall not be deemed to be proceeds, repayments or earnings related to the Term Loan and the Purchasers (as defined in the Subordinated Participation Agreement) shall have no right to receive any portion of or direct benefit from the payment by Borrower of such success fee. Agent hereby acknowledges receipt of the Extension Fee in the amount of $100,000. The success fee, when paid, shall be treated by Borrower as an interest expense for purposes of calculating EBIDAT. The provisions of this Paragraph D replace and supercede the terms and provisions of Section 1.7 of the Sixth Amendment and any provisions of the Loan Documents amended thereby. Notwithstanding anything herein to the contrary, after the payment of the Initial Installment the rights of Agent and Lenders to receive the remaining Fee Balance contemplated under this Paragraph D shall rank pari passu with the rights of the holders of the Term Loan to receive payments in accordance with the Subordinated Participation Agreement.

                  E. REIMBURSEMENT OF INCENTIVE OR SEVERANCE PAYMENTS. Borrower hereby agrees that any Severance Payments or Awards paid by Agent or Lenders pursuant to and as defined in that certain Backstop Letter agreement of even date herewith made by Lenders are and shall be Obligations under the Credit Agreement and, without limiting the generality of the foregoing, Borrower agrees to reimburse Agent and Lenders for any amounts paid by Agent or Lenders thereunder.

                  Borrower's failure to comply with any of the representations, warranties or covenants set forth above in this Section 3 shall constitute an immediate Event of Default under the Credit Agreement.

         4. PAYMENT OF TRUE UP. Promptly upon the earliest to occur (the "DETERMINATION DATE") of (i) the Expiry Date, (ii) the acceleration of the Obligations pursuant to the terms of the Credit Agreement and (iii) upon agreement by the Lenders to accept less than full payment of all outstanding Obligations in complete discharge thereof, the Lenders having a Revolving Loan Commitment (or which, prior to such acceleration, had a Revolving Loan Commitment; each a "REVOLVING LOAN LENDER") shall pay to Agent for the benefit of each Lender having only an Acquisition Loan Commitment (or which, prior to such acceleration had an Acquisition Loan Commitment; each an "ACQUISITION LOAN LENDER") such Revolving Loan Lender's Adjusted Pro Rata Share of the True Up Amount, if any, thereby reducing the outstanding principal amount of the Acquisition Loan. The Revolving Loan Lenders making such payments shall charge the Revolver for the amount so paid, thereby increasing the outstanding aggregate principal balance of the Revolving Loans. For purposes of this Section 4, the following terms shall have the meanings indicated below:

                  "TRUE UP AMOUNT" means the product obtained by multiplying (i) the Base Date Loan Ratio Percentage by (ii) the Ordinary Course Revolver Payments.

                  "ORDINARY COURSE REVOLVER PAYMENTS" means the result obtained (but only if such result is a positive number) by subtracting
                  (i) the sum of (a) the aggregate outstanding principal balance of the Revolving Loans on the Determination Date PLUS (b) the aggregate amount of Permanent Reductions applied in payment of the Revolving Loans (but excluding those Permanent Reductions of the Revolving Loan Commitment resulting from repayments associated with reductions in the Borrowing Base) during the period commencing April 30, 2001 and ending on (but excluding) the Determination Date from (ii) the aggregate outstanding Revolving Loan balance as of April 30, 2001.

                  "BASE DATE LOAN RATIO PERCENTAGE" means 34.2109233%.

         For avoidance of doubt, the provisions of this Section 4 are not intended to and shall not apply to any Lender whose Adjusted Pro Rata Share of the Revolving Loan Commitment is equal to its Adjusted Pro Rata Share of the outstanding Acquisition Loan.

         5. CONDITIONS. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent):

         A. each Loan Party shall have executed and delivered this Amendment, and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

         B. All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

         C. No Default or Event of Default shall have occurred and be continuing;

         D. Borrower shall have paid Agent all fees owing in connection with this Amendment; and

         E. Agent shall have received the Initial Cash Flow Forecast, in form and substance acceptable to Agent, at least five Business Days prior to the date hereof.

         6. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Amendment, each Loan Party represents and warrants to Agent and Lenders as follows:

         A. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Loan Party and that this Amendment has been duly executed and delivered by each Loan Party;

         B.       Each  of the  representations  and  warranties  set  forth  in
                  Section 5 of the Credit Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof;

         C. Neither Hawthorne Tools, Inc. nor Pinetree Tools owns any material assets, has any material liabilities, conducts or engages in any business, or employs any Persons and neither such Subsidiary shall do, own or incur any of the foregoing. Borrower intends to dissolve said Subsidiaries as soon as is practicable without incurring adverse tax consequences;

         D. Schedule 5.4(A) to the Credit Agreement which sets forth the jurisdiction of organization of each Loan Party is complete and accurate in all respects; and

         E. The disclosure Schedules to the Security Agreement, which set forth the locations and names of Borrower and each of its Subsidiaries, are complete and accurate in all respects.

         7. WAIVER OF EXISTING EVENT OF DEFAULT. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance upon the representations and warranties of Borrower set forth in the Credit Agreement and in this Amendment, Agent and Lenders hereby waive the Existing Event of Default. The foregoing is a limited waiver and the execution and delivery of this Amendment does not constitute a waiver by Agent or any Lender of any other Default or Event of Default now or hereafter existing, or any other term or provision of the Loan Documents. This Waiver does not (i) constitute a waiver by any Lender of any of its other rights or remedies under the Loan Documents (all such rights and remedies being expressly reserved), or (iii) establish a custom or a course of dealing or conduct between Agent, any Lender and Borrower.

         8. RELEASE. In consideration of Agent's and Lenders' execution of this Amendment and for other good and valuable consideration, receipt of which is hereby acknowledged, (a) each Loan Party hereby acknowledges that it has no defense, counterclaim, offset, cross-complaint, claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay or perform any of the Obligations, or to pay or perform any of its other obligations with respect to any other loans or other extensions of credit or financial accommodations made available to or for its account by Lenders or Agent, or to seek affirmative relief or damages of any kind or nature from Lenders or Agent, and (b) each Loan Party, on its own behalf and on behalf of its employees, agents, officers, directors, successors, and assigns, does hereby fully, unconditionally, and irrevocably forever relieve, relinquish, release, waive, discharge, and hold harmless the Agent and each Lender and its current and former shareholders, directors, officers, employees, agents, attorneys, successors, and assigns of and from any and all claims, debts, actions, causes of action, liabilities, demands, obligations, promises, acts, agreements, costs, expenses (including but not limited to reasonably attorneys' fees) and damages of whatsoever kind and nature, whether now known or unknown, based upon, resulting from, arising out of, or in connection with the Credit Agreement, the Agent's and each Lender's administration of the Loans or the Credit Agreement (including, without limitation, the actions or inactions, taken by the Agent or any Lender in connection therewith), the Loans or other extensions of credit or financial accommodations made by the Lenders from time to time to or for the account of the Borrower or any Subsidiary thereof, including, without limitation, any Loans made under the Credit Agreement or in any way connected with or relating to any other instrument or document executed or delivered in connection therewith and/or the administration or collection thereof and/or collateral therefor or guaranties thereof.

         9. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         10. REFERENCES. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

         11. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

         12. RATIFICATION. Each Loan Party hereby consents to the execution and delivery of this Amendment. Each Loan Party hereby agrees that except as amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and each other Loan Document, all as amended by this Amendment, and acknowledges that other than as specifically set forth herein, Agent and Lenders do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents. Agent's and each Lender's agreement to the terms of this Amendment or any other amendment shall not be deemed to establish or create a custom or course of dealing between Agent or Lenders, on the one hand, and any Loan Party, on the other hand.

         13. FURTHER ASSURANCES AND FEES AND EXPENSES. Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Agent in order to effectuate fully the intent of this Amendment. The Borrower shall pay all fees and expenses incurred in the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and expenses of counsel for Agent and the Lenders.

                    Balance of Page Intentionally Left Blank
                             Signature Page Follows

         IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

UNIONTOOLS, INC., a Delaware corporation                         ACORN PRODUCTS, INC., a Delaware corporation


By:    /s/ John G. Jacob                                         By:    /s/ John G. Jacob
   ----------------------------------------------                   ----------------------------------------------
Title: VP and CFO                                                Title: VP and CFO
      -------------------------------------------                      -------------------------------------------

HAWTHORNE TOOLS, INC., a Missouri corporation                    PINETREE TOOLS, INC., a Delaware corporation


By:    /s/ John G. Jacob                                         By:    /s/ John G. Jacob
   ----------------------------------------------                   ----------------------------------------------
Title: VP and CFO                                                Title: VP and CFO
      -------------------------------------------                      -------------------------------------------

HELLER FINANCIAL, INC., as Agent and a Lender                    FLEET BUSINESS CREDIT CORP., formerly known as
                                                                 Sanwa Business Credit Corporation


By:    /s/ Greg Reynolds                                         By:    /s/ Lawrence Ausburn
   ----------------------------------------------                   ----------------------------------------------
Title: Assistant VP                                              Title: Senior VP
      -------------------------------------------                      -------------------------------------------

FLEET CAPITAL CORPORATION                                        PNC BANK, NATIONAL ASSOCIATION

By:    /s/ Lawrence Ausburn                                      By     /s/ William Miles
   ----------------------------------------------                   ----------------------------------------------
Title: Senior VP                                                 Title: Vice President
      -------------------------------------------                      -------------------------------------------


FIRSTAR BANK, N.A.                                               ARK CLO 2000-1 LIMITED

                                                                 By: Patriarch Partners, LLC
                                                                 Its: Attorney-in-fact


By:    /s/ Douglas W. Worden                                     By:    /s/ Lyne Tilton
   ----------------------------------------------                   ----------------------------------------------
Title: Assistant VP                                              Title: Authorized Signatory
      -------------------------------------------                      -------------------------------------------

                            CONSENT AND REAFFIRMATION
                            -------------------------

         The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Sixteenth Amendment to Amended and Restated Credit Agreement; (ii) agrees to be bound thereby, as a participant under the credit facility evidenced by said Amended and Restated Credit Agreement, and (iii) affirms that nothing contained therein shall modify in any respect whatsoever the obligations of undersigned to, or rights and remedies of, Agent and Lenders pursuant to the terms of that certain Subordinated Participation Agreement (the "Subordination Agreement") entered into as of the 28th day of October, 1999, by and among Heller Financial, Inc. in its individual capacity ("Heller") and (if applicable pursuant to Section 11.17 thereof) certain other "Lender(s)" under the Credit Agreement (each, individually (including Heller), a "Seller" and collectively, the "Sellers") and Heller Financial, Inc. in its capacity as Agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent") and OCM Principal Opportunities Fund, L.P. and TCW Special Credits, as general partner and/or investment manager of the funds and accounts set forth on Schedule IA hereof (collectively, the "Purchasers") and reaffirms that the Subordination Agreement is and shall continue to remain in full force and effect. Although Purchasers have been informed of the matters set forth herein and have acknowledged and agreed to same, the execution and delivery by Purchasers of this Consent and Reaffirmation does not create any obligation on the part of Agent and Lenders to inform Purchasers of such matters in the future or to seek Purchaser's acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

        Balance of Page Intentionally Left Blank - Signature Page Follows

         IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of such Sixteenth Amendment.

                                  OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                                  By:  Oaktree Capital Management, LLC
                                  Its:  General Partner



                                  By: /s/ Stephen A. Kaplan
                                     ---------------------------------------
                                      Stephen A. Kaplan
                                      Principal



                                  By: /s/ Vincent J. Cebula
                                     ---------------------------------------
                                      Vincent J. Cebula
                                      Managing Director


                                  TCW SPECIAL CREDITS, as general partner and investment manager of the funds and accounts set forth on Schedule I

                                  By:  TCW Asset Management Company
                                  Its:  Managing General Partner



                                  By: /s/ Richard Masson
                                     ---------------------------------------
                                      Richard Masson
                                      Authorized Signator


                                  By: /s/ Matthew Barrett
                                     ---------------------------------------
                                      Matthew Barrett
                                      Authorized Signator

                    SCHEDULE IA TO CONSENT AND REAFFIRMATION

TCW SPECIAL CREDITS FUND IIIB

TCW SPECIAL CREDITS TRUST IIIB

THE COMMON FUND FOR BOND INVESTMENTS, INC.

DELAWARE STATE EMPLOYEES' RETIREMENT FUND

WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST (TCW)

TCW SPECIAL CREDITS TRUST

TCW SPECIAL CREDITS TRUST IV

TCW SPECIAL CREDITS TRUST IV-A

TCW SPECIAL CREDITS FUND IV

TCW SPECIAL CREDITS PLUS FUND